NEWS RELEASE

FORWARD AIR CORPORATION REPORTS SECOND QUARTER 2024 RESULTS
Positive momentum despite softness in freight market

Continues to accelerate integration, synergy capture and cost elimination

GREENEVILLE, Tenn. – (BUSINESS WIRE) – August 7, 2024 – Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three months ended June 30, 2024, as presented in the tables below on a continuing operations basis, with the Company’s former Final Mile business being reported as discontinued operations.

Shawn Stewart, Forward’s recently appointed Chief Executive Officer, said, “As a result of the Omni transaction, the combined company now has a unique platform to drive long-term growth through continued best in class domestic expedited and intermodal services and now global freight forwarding and contract logistics services. In our first full quarter as one company, we are beginning to see the power of the combination. We have recently closed several exciting sales wins, and operationally, we are laser-focused on capturing the previously announced synergies as well as other additional cost saving opportunities that were not previously identified. Our achievements in such a short period of time have only added to my confidence in our combined ability to build on the strengths of our legacy companies.”

Mr. Stewart continued, “I am thrilled to have Jamie Pierson on board as our Chief Financial Officer. Jamie has already made a significant impact at the company, especially to our finance organization's processes and reporting capabilities. I look forward to working alongside him as we chart a new course for the Company.”

Mr. Pierson said, “While we continue to face challenging market conditions, we experienced positive momentum as Consolidated EBITDA, a non-GAAP financial measure calculated pursuant to our credit agreement, increased from approximately $55 million in the first quarter of this year to $81 million in the second quarter. Our results demonstrate progress in our business, and we expect to see additional improvement as we continue to realize synergies associated with the transaction. This quarter, we realized approximately $14 million in cost synergy capture, in line with the original estimates and anticipate being at full run-rate savings earlier than previously anticipated. According to our revised integration plans, we believe that we will be operating at full run rate synergy levels by the end of the first quarter of 2025, and despite the noise of the integration and softness in the broader freight market, we believe that we will deliver somewhere between $310 to $325 million in Consolidated EBITDA for 2024.”

Mr. Stewart added, “Obviously, integrations of this size, magnitude and complexity do not progress in a linear fashion, and while the market at large remains uncertain, we believe in the power of the combined company and expect to demonstrate continued improvement in the quarters to come.”

	Three Months Ended
(in thousands, except per share data)	June 30, 2024	June 30, 2023	Change	Percent Change
Operating revenue	$643,666	$333,622	$310,044	92.9%
(Loss) income from operations	$(1,095,755)	$26,325	$(1,122,080)	(4,262.4)%
Operating margin	(170.2)%	7.9%	(17,810) bps
Net (loss) income	$(966,471)	$17,127	$(983,598)	(5,743.0)%
Net (loss) income per diluted share	$(23.29)	$0.65	$(23.94)	(3,683.1)%
Cash (used in) provided by operating activities	$(45,200)	$56,615	$(101,815)	(179.8)%

Non-GAAP Financial Measures: [1]
Adjusted net income -consolidated EBITDA	$81,325	$101,688	$(20,363)	(20.0)%

Free cash flow	$(59,069)	$47,654	$(106,723)	(224.0)%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Review of Financial Results

Forward Air will hold a conference call to discuss second quarter 2024 results on Wednesday, August 7, 2024 at 4:30 p.m. ET. The Company's conference call will be available online on the Investor Relations portion of the Company's website at ir.forwardaircorp.com or by dialing (800) 343-4136, Access Code: FWRDQ224.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer truckload brokerage services, including dedicated fleet services, and intermodal, first- and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. Forward also operates a full portfolio of multimodal solutions, both domestically and internationally, via Omni Logistics. Omni Logistics is a global provider of air, ocean and ground services for mission-critical freight. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive (Loss) Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating revenues:
Expedited Freight	$291,282	$269,436	$564,577	$539,013
Intermodal	59,299	64,251	115,591	152,420
Omni Logistics	311,856	—	536,694	—
Eliminations and other operations	(18,771)	(65)	(31,383)	(102)
Operating revenues	643,666	333,622	1,185,479	691,331
Operating expenses:
Purchased transportation	321,587	141,967	598,602	287,138
Salaries, wages and employee benefits	144,000	73,963	272,867	140,610
Operating leases	46,258	22,896	85,061	46,969
Depreciation and amortization	48,639	13,245	80,425	25,617
Insurance and claims	14,698	12,761	27,579	26,019
Fuel expense	5,859	5,202	11,105	10,888
Other operating expenses	65,666	37,263	178,613	80,569
Impairment of goodwill	1,092,714	—	1,092,714	—
Total operating expenses	1,739,421	307,297	2,346,966	617,810
Income (loss) from continuing operations:
Expedited Freight	21,946	27,063	41,444	56,748
Intermodal	5,317	4,312	8,903	15,515
Omni Logistics	(1,105,871)	—	(1,134,456)	—
Other Operations	(17,147)	(5,050)	(77,378)	1,258
(Loss) income from continuing operations	(1,095,755)	26,325	(1,161,487)	73,521
Other expense:
Interest expense, net	(47,265)	(2,585)	(88,018)	(4,940)
Foreign exchange gain	1,567	—	899	—
Other income, net	40	—	49	—
Total other expense	(45,658)	(2,585)	(87,070)	(4,940)
(Loss) income before income taxes	(1,141,413)	23,740	(1,248,557)	68,581
Income tax (benefit) expense	(174,942)	6,613	(193,292)	17,550
Net (loss) income from continuing operations	(966,471)	17,127	(1,055,265)	51,031
(Loss) income from discontinued operation, net of tax	(4,876)	2,824	(4,876)	5,288
Net (loss) income	(971,347)	19,951	$(1,060,141)	$56,319
Net (loss) attributable to noncontrolling interest	(325,914)	—	(352,996)	—
Net (loss) income attributable to Forward Air	$(645,433)	$19,951	$(707,145)	$56,319

Net income per common share:
Basic net (loss) income per share
Continuing operations	$(23.29)	$0.65	$(27.53)	$1.94
Discontinued operation	(0.18)	0.11	(0.18)	0.20
Basic	$(23.47)	$0.76	$(27.71)	$2.14

Diluted net (loss) income per share
Continuing operations	$(23.29)	$0.65	$(27.53)	$1.93
Discontinued operation	(0.18)	0.11	(0.18)	0.20
Diluted	$(23.47)	$0.76	$(27.71)	$2.13

Dividends per share:	$—	$0.24	$—	$0.48

Net (loss) income	$(971,347)	$19,951	$(1,060,141)	$56,319
Other comprehensive (loss) income:
Foreign currency translation adjustments	(849)	—	(1,000)	—
Comprehensive (loss) income	$(972,196)	$19,951	$(1,059,141)	$56,319

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2024	Percent of Revenue	June 30, 2023	Percent of Revenue	Change	Percent Change
Operating revenues:
Network [1]	$223,334	76.7%	$205,762	76.4%	$17,572	8.5%
Truckload	44,678	15.3	40,432	15.0	4,246	10.5
Other	23,270	8.0	23,242	8.6	28	0.1
Total operating revenues	291,282	100.0	269,436	100.0	21,846	8.1

Operating expenses:
Purchased transportation	142,512	48.9	124,122	46.1	18,390	14.8
Salaries, wages and employee benefits	63,845	21.9	57,637	21.4	6,208	10.8
Operating leases	14,730	5.1	16,201	6.0	(1,471)	(9.1)
Depreciation and amortization	10,692	3.7	8,439	3.1	2,253	26.7
Insurance and claims	10,969	3.8	10,104	3.8	865	8.6
Fuel expense	2,434	0.8	2,511	0.9	(77)	(3.1)
Other operating expenses	24,154	8.3	23,359	8.7	795	3.4
Total operating expenses	269,336	92.5	242,373	90.0	26,963	11.1
Income from operations	$21,946	7.5%	$27,063	10.0%	$(5,117)	(18.9)%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial and Truckload revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	June 30, 2024	June 30, 2023	Percent Change

Business days	64	64	—%

Tonnage [1,2]
Total pounds	713,919	673,878	5.9
Pounds per day	11,155	10,529	5.9

Shipments [1,2]
Total shipments	870	842	1.4
Shipments per day	13.6	13.2	1.4

Weight per shipment	821	801	2.5

Revenue per hundredweight [3]	$31.29	$30.79	1.6
Revenue per hundredweight, ex fuel [3]	$24.38	$24.08	1.2

Revenue per shipment [3]	$256.80	$246.59	4.1
Revenue per shipment, ex fuel [3]	$200.05	$192.85	3.7

1 In thousands
[2] Excludes accessorial and Truckload and products
[3] Includes intercompany revenue between the Network and Truckload revenue streams

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2024	Percent of Revenue	June 30, 2023	Percent of Revenue	Change	Percent Change
Operating revenue	$59,299	100.0%	$64,251	100.0%	$(4,952)	(7.7)%

Operating expenses:
Purchased transportation	19,173	32.3	17,909	27.9	1,264	7.1
Salaries, wages and employee benefits	14,899	25.1	16,650	25.9	(1,751)	(10.5)
Operating leases	4,776	8.1	6,695	10.4	(1,919)	(28.7)
Depreciation and amortization	4,712	7.9	4,806	7.5	(94)	(2.0)
Insurance and claims	2,619	4.4	2,815	4.4	(196)	(7.0)
Fuel expense	2,243	3.8	2,692	4.2	(449)	(16.7)
Other operating expenses	5,560	9.4	8,372	13.0	(2,812)	(33.6)
Total operating expenses	53,982	91.0	59,939	93.3	(5,957)	(9.9)
Income from operations	$5,317	9.0%	$4,312	6.7%	$1,005	23.3%

Intermodal Operating Statistics

	Three Months Ended
	June 30, 2024	June 30, 2023	Percent Change
Drayage shipments	64,877	68,180	(4.8)%
Drayage revenue per shipment	$826	$853	(3.2)%

Omni Logistics Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2024	Percent of Revenue
Operating revenue	$311,856	100.0%

Operating expenses:
Purchased transportation	178,674	57.3
Salaries, wages and employee benefits	57,536	18.4
Operating leases	26,751	8.6
Depreciation and amortization	33,235	10.7
Insurance and claims	2,845	0.9
Fuel expense	1,182	0.4
Other operating expenses	24,790	7.9
Impairment of goodwill	1,092,714	350.4
Total operating expenses	1,417,727	454.6
Loss from operations	$(1,105,871)	(354.6)%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$84,886	$121,969
Restricted cash and restricted cash equivalents	19,769	39,604
Accounts receivable, net	368,927	153,267
Other receivables	1,476	5,408
Prepaid expenses	39,186	25,682
Other current assets	44,379	1,098
Total current assets	558,623	347,028

Noncurrent restricted cash equivalents	—	1,790,500
Property and equipment	607,961	508,280
Less accumulated depreciation and amortization	279,027	250,185
Property and equipment, net	328,934	258,095
Operating lease right-of-use assets	323,821	111,552
Goodwill	545,380	278,706
Other acquired intangibles, net	1,230,699	134,789
Other assets	79,859	58,863
Total assets	$3,067,316	$2,979,533

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$143,455	$45,430
Accrued expenses	117,431	62,948
Other current liabilities	53,064	71,727
Current portion of debt and finance lease obligations	16,875	12,645
Current portion of operating lease liabilities	89,188	44,344
Total current liabilities	420,013	237,094

Finance lease obligations, less current portion	34,957	26,736
Long-term debt, less current portion	1,677,315	—
Long-term debt held in escrow	—	1,790,500
Operating lease liabilities, less current portion	243,217	71,598
Liabilities under tax receivable agreement	13,270	—
Other long-term liabilities	43,126	47,144
Deferred income taxes	271,201	42,200

Shareholders' equity:
Preferred stock	—	—
Common stock	277	257
Additional paid-in capital	512,638	283,684
Retained earnings	(228,151)	480,320
Accumulated other comprehensive loss	(1,000)	—
Total Forward Air shareholders' equity	283,764	764,261
Noncontrolling interest	80,453	—
Total shareholders' equity	364,217	764,261
Total liabilities and shareholders' equity	$3,067,316	$2,979,533

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	June 30, 2024	June 30, 2023
Operating activities:
Net (loss) income from continuing operations	$(966,471)	$17,127
Adjustments to reconcile net (loss) income of continuing operations to net cash (used in) provided by operating activities of continuing operations
Depreciation and amortization	48,639	13,244
Impairment of goodwill	1,092,714	—
Share-based compensation expense	3,620	2,890
Provision for revenue adjustments	1,121	1,714
Deferred income tax (benefit) expense	(166,549)	325
Other	2,300	(642)
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(21,770)	22,293
Other receivables	164	—
Other current and noncurrent assets	(49,528)	(300)
Accounts payable and accrued expenses	10,560	(36)
Net cash (used in) provided by operating activities of continuing operations	(45,200)	56,615

Investing activities:
Proceeds from sale of property and equipment	557	1,356
Purchases of property and equipment	(14,426)	(10,317)
Purchases of a business, net of cash acquired	—	(136)
Other	(85)	—
Net cash used in investing activities of continuing operations	(13,954)	(9,097)

Financing activities:
Repayments of finance lease obligations	(4,567)	(1,837)
Payments on credit facility	—	(30,750)
Payments of dividends to shareholders	—	(6,255)
Repurchases and retirement of common stock	—	(25,009)
Proceeds from common stock issued under employee stock purchase plan	369	421
Payment of minimum tax withholdings on share-based awards	(33)	(4,292)
Contributions from subsidiary held for sale	—	6,457
Net cash used in financing activities of continuing operations	(4,231)	(61,265)
Effect of exchange rate changes on cash	646	—
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents from continuing operations	(62,739)	(13,747)

Cash from discontinued operation:
Net cash (used in) provided by operating activities of discontinued operation	(4,876)	6,958
Net cash used in investing activities of discontinued operation	—	(469)
Net cash used in financing activities of discontinued operation	—	(6,489)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(67,615)	(13,747)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period of continuing operations	172,270	32,028
Cash at beginning of period of discontinued operation	—	—
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(67,615)	(13,747)
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period of continuing operations	$104,655	$18,281

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30, 2024	June 30, 2023
Operating activities:
Net (loss) income from operations	$(1,055,265)	$51,031
Adjustments to reconcile net income of operations to net cash provided by operating activities of operations
Depreciation and amortization	80,425	25,617
Impairment of goodwill	1,092,714	—
Share-based compensation expense	5,187	5,796
Provision for revenue adjustments	2,159	2,812
Deferred income tax (benefit) expense	(163,604)	2,182
Other	6,469	(1,733)
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(42,265)	38,690
Other receivables	5,531	—
Other current and noncurrent assets	(56,637)	10,609
Accounts payable and accrued expenses	28,362	(17,550)
Net cash provided by operating activities	(96,924)	117,454

Investing activities:
Proceeds from sale of property and equipment	1,406	3,171
Purchases of property and equipment	(19,396)	(16,836)
Purchase of a business, net of cash acquired	(1,565,242)	(56,703)
Other	(174)	—
Net cash used in investing activities	(1,583,406)	(70,368)

Financing activities:
Repayments of finance lease obligations	(9,127)	(3,923)
Proceeds from credit facility	—	45,000
Payments on credit facility	(80,000)	(30,750)
Payment of debt issuance costs	(60,591)	—
Payment of earn-out liability	(12,247)	—
Payments of dividends to shareholders	—	(12,600)
Repurchases and retirement of common stock	—	(79,792)
Proceeds from common stock issued under employee stock purchase plan	369	421
Payment of minimum tax withholdings on share-based awards	(1,361)	(4,292)
Contributions from (distributions to) subsidiary held for sale	—	11,309
Net cash used in financing activities	(162,957)	(74,627)
Effect of exchange rate changes on cash	745	—
Net (decrease) increase in cash and cash equivalents	(1,842,542)	(27,541)

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	(4,876)	12,112
Net cash provided by (used in) investing activities of discontinued operation	—	(739)
Net cash (used in) provided by financing activities of discontinued operation	—	(11,373)
Net increase (decrease) in cash and cash equivalents	(1,847,418)	(27,541)
Cash and cash equivalents at beginning of period	1,952,073	45,822
Cash and cash equivalents at end of period	$104,655	$18,281

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company includes financial measures that are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (GAAP). The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three months ended June 30, 2024 and 2023, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), and free cash flow.

All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value.

The Company is also providing Consolidated EBITDA calculated in accordance with our credit agreement as we believe it provides investors with important information regarding our financial condition and compliance with our obligations under our credit agreement.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. The Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below.

With respect to the 2024 Consolidated EBITDA guidance, please note that the Company is not providing a quantitative reconciliation of Consolidated EBITDA to Net Income because it is not available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items. The adjustments required for any such reconciliation of the Company’s forward-looking non-GAAP financial measures cannot be accurately forecast by the Company, and therefore the reconciliation has been omitted.

The following is a reconciliation of net income to Consolidated EBITDA for the three and six months ended June 30, 2024 and 2023 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net (loss) income	$(966,471)	$17,127	$(1,055,265)	$51,031
Interest expense	47,265	2,585	88,018	4,940
Income tax (benefit) expense	(174,942)	6,613	(193,292)	17,550
Depreciation and amortization	48,639	13,245	80,425	25,617
Reported EBITDA	(1,045,509)	39,570	(1,080,114)	99,138
Impairment of goodwill	1,092,714	—	1,092,714	—
Transaction and integration costs	10,018	5,500	71,942	5,500
Severance costs	4,029	113	11,585	161
Cost synergies	5,747	—	16,254	—
RIF cost savings	4,878	5,280	10,576	10,366
Other	9,448	2,353	12,926	4,115
Pro forma -Omni adjusted EBITDA	—	48,872	—	93,290
Consolidated EBITDA	$81,325	$101,688	$135,883	$212,570

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three and six months ended June 30, 2024 and 2023 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net cash (used in) provided by operating activities of continuing operations	$(45,200)	$56,615	$(96,924)	$117,454
Proceeds from sale of property and equipment	557	1,356	1,406	3,171
Purchases of property and equipment	(14,426)	(10,317)	(19,396)	(16,836)
Free cash flow	$(59,069)	$47,654	$(114,914)	$103,789

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expectations regarding the Company’s long-term growth; ability to achieve and accelerate synergy capture and eliminate costs from our structure; expectations regarding the Company’s expedited freight business; ability to achieve the intended benefits of the acquisition of Omni Logistics, including any revenue and cost synergies; the Company’s expectations regarding the Company’s financial performance, including Consolidated EBITDA, and the impact it may have on the business and results of operations; and expectations regarding the Company's revenue growth strategies, including with respect to operational efficiency and cost control.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the Company's ability to achieve the expected strategic, financial and other benefits of the acquisition of Omni Logistics, including the realization of expected synergies and the achievement of deleveraging targets within the expected timeframes or at all, the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected, the risk that operating costs, customer loss, management and employee retention and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) as a result of the acquisition of Omni Logistics may be greater than expected, continued weakening of the freight environment, future debt and financing levels, our ability to deleverage, including, without limitation, through capital allocation or divestitures of non-core businesses, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, and as may be identified in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution readers that any forward-looking statement made by us in this press release is based only on information currently available to us and they should not place undue reliance on these forward-looking statements, which reflect management's opinion as of the date on which it is made. We undertake no obligation to publicly update any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise unless required by law.

Contact:

Investors:
Tony Carreño
investorrelations@forwardair.com

Media:
Justin Moss
(404) 362-8933
jmoss@forwardair.com